EXHIBIT 10.1

CORE AMENDMENT NO. 3
TO
VENDOR AGREEMENT

THIS CORE AMENDMENT NO. 3 to VENDOR  AGREEMENT (this “Amendment”) is dated the 31st day of May, 2011 (the “Effective Date”), and is attached to and made part of the Vendor Agreement dated March 31, 2009, (the “Vendor Agreement”), by and between AutoZone Parts, Inc. (“AutoZone”) and Motorcar Parts of America, Inc. (“MPA” or “Vendor”), and is likewise incorporated in and made a part of any subsequent amendment to the Vendor Agreement or superceding vendor agreement between Vendor and AutoZone. All capitalized terms not defined herein shall have the meanings ascribed to them in the Vendor Agreement.

1.            The parties hereby agree that the Vendor Agreement is hereby modified as follows:

(a)            On [*] during the term of this Amendment, MPA agrees to purchase and pay to the order of AutoZone approximately [*] (each a “[*]”) of starter and alternator cores (the “Cores”) from AutoZone, as selected by AutoZone and MPA.  The Cores to be purchased on [*], together with the applicable core values, are identified on Exhibit A of this Amendment.

(b)            The parties will agree on the amount of each [*] no later than [*] of each year during the term of this Amendment.  With respect to every [*] beginning [*] and ending [*], Vendor shall propose a list of Cores to be purchased on the payment dates indicated immediately below and which list shall be finalized in discussions between AutoZone and Vendor, provided that the final selction of Cores to be purchased will be determined by AutoZone, however, in the event the parties cannot agree on a list of Cores for the relevant payment date.

(c)            Notwithstanding the foregoing, during the term of this Amendment and for so long as no Event of Default (as defined below) exists hereunder, AutoZone hereby agrees to take payment from MPA for the [*] in the form of [*] credits for the [*] commencing on [*] and continuing as follows:

Date	Credit Amount	Date	Credit Amount
[*]	[*]	[*]	[*]
		Total	[*]

Any adjustment necessary to reflect the actual amount of each [*] shall be reflected in the following [*] or in the [*] if not adjusted sooner. These credits shall be credited against Vendor invoices for purchases by AutoZone and its subsidiaries and affiliates.  MPA shall issue all applicable credits for each [*] to AutoZone no later than [*] each year during the term of this Amendment. AutoZone shall be entitled to offset all or a portion of the balance of each [*] which is payable and due against amounts AutoZone owes to Vendor at any time in accordance with the terms of the Vendor Agreement.

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This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the Confidentiality
Agreement entered into between the parties.

[*] = CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)            Should Vendor fail to make any payment set forth above, MPA agrees that AutoZone shall be entitled to seek all remedies available at law or equity in order to enforce the payment of this obligation in order to satisfy the underlying indebtedness.

(e)            Any remedy of AutoZone upon default of MPA shall be cumulative and not exclusive and choice of remedy shall be at the sole election of AutoZone.  MPA agrees to pay all costs of collection, including reasonable attorney's fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced. MPA waives demand, presentment for payment, protest and notice of protest and nonpayment of any amount due under this Amendment and expressly agrees to remain bound for the payment of each [*] due and other sums provided for by the terms of this Amendment, notwithstanding any extension or extensions of the time of, or for the payment of, each [*].

2.
(a)            Commencing on the Effective Date and continuing during the term of this Amendment, AutoZone hereby appoints MPA, and MPA hereby accepts such appointment, as the exclusive supplier for the following starters and alternators in the indicated United States Distribution Centers (“DC”) only:

AutoZone DC	Items MPA will supply exclusively
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

(b)            AutoZone segments its offerings of its private label starters and alternators as good, better and best.  AutoZone and MPA agree that MPA shall be the exclusive supplier of AutoZone’s private label starters and alternators in each of the segments and categories in the DCs to the extent as described above, throughout the term of this Amendment.   Further, MPA shall have [*] to the extent described above during the term of this Amendment.

3.           In addition to any other rights it may have under this Amendment, AutoZone shall have the option to (i) [*] of this Amendment and/or (ii) [*] in the event [*] after receipt of written notice thereof from AutoZone:

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This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the Confidentiality
Agreement entered into between the parties.

[*] = CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)
MPA fails to maintain a running fill rate of at least [*] on a rolling [*] basis.  In calculating the running fill rate for purposes of the preceding sentence, the parties will not take into account (i) FOG, and (ii) the addition of new part numbers added during such [*] period.  The fill rate shall be calculated as follows:

Actual product delivered during relevant [*] period * 100%
Product ordered during relevant [*] period

(b)
The rolling [*] damaged return rate for the entire product line manufactured and supplied by MPA to AutoZone under the Agreement exceeds the damaged return rate for the same period in the preceding year for the entire product line by at least [*]. These return rates will be generated by AutoZone’s systems.  This excludes damaged return rate increases caused by (i) seasonality, (ii) decreases in sales volume, or (iii) material changes in AutoZone’s business practices.

(c)	MPA fails to [*] pursuant to this Amendment.

(d)	The occurrence of an Event of Default as defined below.

4.           The occurrence of any of the following shall be an “Event of Default” hereunder:

(i)	MPA breaches the terms of this Amendment or the Vendor Agreement and fails to cure the same within any applicable cure period;
(ii)
MPA is or becomes the subject of any bankruptcy, insolvency, reorganization or appointment of receiver petition or proceeding (whether voluntary or involuntary) and such petition or proceeding is not dismissed within 30 days of the commencement of the same; or

(iii)	MPA admits in writing insolvency or the inability to pay its debts generally as they become due.

5.           The term of this Amendment shall commence on May 31, 2011, and shall continue until March 31, 2014, unless sooner terminated in accordance with the terms of this Amendment.  This Amendment shall automatically terminate upon the termination of the Vendor Agreement.  The parties may agree in writing to extend the term of this Amendment.

6.           In the event that this Amendment or the Vendor Agreement is terminated for any reason at any time before the then outstanding and due [*] have been fully paid to AutoZone, then MPA shall immediately pay the outstanding balance of the then outstanding and due [*] to AutoZone which AutoZone may immediately deduct from any invoices being held back by AutoZone, or its subsidiaries or affiliates.

7.           This Amendment and the Vendor Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this Amendment may be voluntarily assigned or delegated without the prior written consent of the other party, which shall not be unreasonably withheld, except that each party may assign all or any part of its rights and delegate its duties under this Amendment to a wholly-owned subsidiary or affiliate.

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This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the Confidentiality
Agreement entered into between the parties.

[*] = CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.           Each of Vendor and AutoZone agrees that it shall maintain the existence of this Amendment and any discussions relating hereto, as well as all of the terms and conditions hereof, strictly confidential and that each will use the same degree of care in maintaining such confidence as it uses to hold its own confidential information confidential, except as ordered by a court or as required by governmental regulation, including the rules and regulations of the Securities and Exchange Commission.

9.           Each of Vendor and AutoZone warrants that this Amendment has been duly authorized by it and executed by a duly authorized officer thereof and that this Amendment does not violate or conflict with any existing agreements or laws applicable to it.

10.         This Amendment shall take precedence in the event any terms and conditions of the Vendor Agreement conflicts herewith.  Except as provided herein, all other terms and conditions of the Vendor Agreement shall remain in full force and effect and are hereby ratified and confirmed.

           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the 31st day of May, 2011.

AUTOZONE PARTS, INC.		MOTORCAR PARTS OF AMERICA, INC.

By:	[*]	By:	/s/ Selwyn Joffe
Name:	[*]	Name:	Selwyn Joffe
Title:	[*]	Title:	Chairman, President & CEO
Date:		Date:

By:	[*]
Name:	[*]
Title:	[*]
Date:

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This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the Confidentiality
Agreement entered into between the parties.

[*] = CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Cores being [*] on June 1, 2011

Item	Part Number	Product Desccption	Total Inv	Current Core Cost	New Core Cost	Amount to be [*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

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This document contains confidential information of AutoZone Parts, Inc. and shall be governed by the Confidentiality
Agreement entered into between the parties.

[*] = CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.